                                                 INVESTMENT ADVISORY AGREEMENT

         AGREEMENT  made as of the ___ day of  ___________________________,  by and between OFI TREMONT  MARKET  NEUTRAL HEDGE
FUND (the "Fund")  and OPPENHEIMERFUNDS, INC. ("OFI").

               WHEREAS,  the Fund is a  closed-end,  diversified  management  investment  company  registered as such with the
Securities  and  Exchange  Commission  (the  "Commission")  pursuant to the  Investment  Company Act of 1940 (the  "Investment
Company Act"), and OFI is a registered investment adviser;

         NOW,  THEREFORE,  in  consideration  of the mutual promises and covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

         The Fund hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter set forth.  OFI shall,  in all matters,  give to the Fund and its Board of Trustees the benefit of its best judgment,  effort,  advice and  recommendations  and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the  Investment  Company Act and any rules or  regulations  thereunder;  (ii) any other  applicable  provisions  of state or federal  law;  (iii) the  provisions  of the
Declaration of Trust and By-Laws of the Fund as amended from time to time;  (iv) policies and  determinations  of the Board of
Trustees of the Fund; (v) the fundamental  policies and investment  restrictions of the Fund as reflected in its  registration statement  under  the  Investment  Company  Act or as such  policies  may,  from  time  to  time,  be  amended  by the  Fund's shareholders;  and (vi) the  Prospectus  and Statement of Additional  Information of the Fund in effect from time to time. The appropriate  officers  and  employees  of OFI shall be  available  upon  reasonable  notice for  consultation  with any of the
Trustees  and officers of the Fund with  respect to any matters  dealing  with the business and affairs of the Fund  including the valuation of any of the Fund's  portfolio  securities  which are either not registered for public sale or not being traded on any securities market.

2.       Investment Management.

         (a) OFI  shall,  subject to the  direction  and  control  by the Fund's  Board of  Trustees,  (i)  regularly  provide investment advice and  recommendations to the Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the Fund and the composition of its portfolio and determine what  securities  shall be purchased or sold by the Fund; and (iii) arrange,  subject to the provisions of paragraph
"7"  hereof,  for the  purchase  of  securities  and  other  investments  for the Fund and the sale of  securities  and  other investments held in the portfolio of the Fund.

         (b)  Provided  that the Fund shall not be  required  to pay any  compensation  other than as provided by the terms of this  Agreement and subject to the  provisions of paragraph "7" hereof,  OFI may obtain  investment  information,  research or assistance from any other person,  firm or corporation to supplement,  update or otherwise  improve its investment  management services.

         (c)  Provided  that  nothing  herein  shall be deemed to protect  OFI from  willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or reckless  disregard of its  obligations  and duties under the Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith errors or  omissions  in  connection  with any matters to which this Agreement relates.

         (d) Nothing in this  Agreement  shall prevent OFI or any officer  thereof from acting as  investment  adviser for any other  person,  firm or  corporation  and shall not in any way limit or  restrict  OFI or any of its  directors,  officers  or employees  from  buying,  selling or trading  any  securities  for its own account or for the account of others for whom it or they may be acting,  provided that such  activities  will not adversely  affect or otherwise  impair the performance by OFI of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940.

3.       Other Duties of OFI.

         OFI shall, at its own expense,  provide and supervise the activities of all  administrative and clerical personnel as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and maintenance of such records with respect to its operations as may  reasonably be required;  the  preparation  and filing of such reports with respect  thereto as shall be required by the  Commission;  composition of periodic  reports with respect to its operations for the  shareholders of the Fund;  composition of proxy materials for meetings of the Fund's  shareholders and the composition of such registration  statements as may be required by federal  securities laws for continuous public sale of shares of the Fund.
OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.       Allocation of Expenses.

         All other  costs and  expenses  not  expressly  assumed by OFI under  this  Agreement,  or to be paid by the  General
Distributor of the shares of the Fund, shall be paid by the Fund,  including,  but not limited to (i) interest and taxes; (ii)
brokerage  commissions;  (iii) premiums for fidelity and other insurance coverage  requisite to its operations;  (iv) the fees and expenses of its  Trustees;  (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and  expenses;  (vii)
expenses  incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares against  payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses,  other than as hereinabove provided,  incident to the  registration  under federal  securities  laws of shares of the Fund for public sale; (x) expenses of printing and mailing reports,  notices and proxy materials to shareholders of the Fund; (xi) except as noted above,  all other expenses  incidental to holding meetings of the Fund's shareholders;  and (xii) such extraordinary  non-recurring  expenses as may arise, including litigation  affecting the Fund and any obligation  which the Fund may have to indemnify its officers and Trustees with respect thereto.  Any officers or employees of OFI or any entity controlling,  controlled by or under common control with OFI, who may also  serve as  officers,  Trustees  or  employees  of the Fund shall not  receive  any  compensation  from the Fund for their services.
                                                         5
5.    Compensation of OFI.

        In consideration of the services provided by OFI under this Agreement, the Fund agrees to pay OFI a monthly management fee computed at the annual rate of 1.25% of the aggregate value of outstanding shares determined as of the last day of the month (before any repurchases of shares).

6.    Use of Name "Oppenheimer."

         OFI hereby grants to the Fund a  royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the duration of this  Agreement and any  extensions or renewals  thereof.  Such license may, upon  termination of this  Agreement,  be terminated by OFI, in which event the Fund shall promptly take whatever action may be necessary to change its  name  and  discontinue  any  further  use of the  name  "Oppenheimer"  in the  name of the  Fund or  otherwise.  The name
"Oppenheimer" may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

         (a) OFI is  authorized,  in  arranging  the Fund's  portfolio  transactions,  to employ or deal with such  members of securities or commodities  exchanges,  brokers or dealers,  including  "affiliated" broker dealers (as that term is defined in the Investment  Company Act) (hereinafter  "broker-dealers"),  as may, in its best judgment,  implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most favorable security price obtainable) of the Fund's portfolio  transactions as well as to obtain,  consistent with the provisions of subparagraph  "(c)"
of this paragraph  "7," the benefit of such  investment  information  or research as may be of  significant  assistance to the performance by OFI of its investment management functions.

         (b) OFI shall  select  broker-dealers  to effect the Fund's  portfolio  transactions  on the basis of its estimate of their ability to obtain best  execution of particular and related  portfolio  transactions.  The abilities of a  broker-dealer to obtain best execution of particular  portfolio  transaction(s)  will be judged by OFI on the basis of all relevant  factors and considerations  including,  insofar as feasible,  the execution  capabilities required by the transaction or transactions;
the ability and willingness of the  broker-dealer  to facilitate the Fund's portfolio  transactions by  participating  therein for its own account;  the  importance  to the Fund of speed,  efficiency  or  confidentiality;  the  broker-dealer's  apparent familiarity  with sources from or to whom  particular  securities  might be  purchased or sold;  as well as any other  matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)  OFI  shall  have  discretion,  in the  interests  of the  Fund,  to  allocate  brokerage  on the  Fund's  portfolio transactions to broker-dealers other than affiliated  broker-dealers,  qualified to obtain best execution of such transactions who provide  brokerage and/or research  services (as such services are defined in Section 23(e)(3) of the Securities  Exchange
Act of 1934) for the Fund and/or other accounts for which OFI and its affiliates  exercise  "investment  discretion"  (as that term is defined in Section 3(a)(35) of the Securities  Exchange Act of 1934) and to cause the Fund to pay such  broker-dealers a  commission  for  effecting  a  portfolio  transaction  for the Fund that is in excess of the amount of  commission  another broker-dealer  adequately  qualified to effect such  transaction  would have charged for effecting  that  transaction,  if OFI determines,  in good faith,  that such  commission is reasonable  in relation to the value of the  brokerage  and/or  research
services  provided  by  such  broker-dealer,   viewed  in  terms  of  either  that  particular   transaction  or  the  overall
responsibilities  of OFI and its  investment  advisory  affiliates  with  respect to the  accounts  as to which they  exercise investment  discretion.  In  reaching  such  determination,  OFI will not be  required to place or attempt to place a specific dollar value on the brokerage  and/or research  services  provided or being provided by such  broker-dealer.  In demonstrating that such  determinations  were made in good faith,  OFI shall be prepared to show that all commissions were allocated for the purposes  contemplated  by this  Agreement  and that the  total  commissions  paid by the Fund  over a  representative  period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

          (d) OFI shall have no duty or  obligation  to seek advance  competitive  bidding for the most  favorable  commission rate  applicable to any particular  portfolio  transactions  or to select any  broker-dealer  on the basis of its purported or
"posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current level of the charges of eligible  broker-dealers  and to minimize the expense  incurred by the Fund for effecting its  portfolio  transactions  to the extent  consistent with the interests and policies of the Fund as established by the  determinations  of its Board of Trustees and the provisions of this paragraph "7."

          (e) The Fund  recognizes that an affiliated  broker-dealer  (i) may act as one of the Fund's regular brokers so long as it is lawful for it so to act;  (ii) may be a major  recipient of  brokerage  commissions  paid by the Fund;  and (iii) may effect portfolio  transactions for the Fund only if the commissions,  fees or other remuneration received or to be received by it are determined in accordance  with procedures  contemplated  by any rule,  regulation or order adopted under the Investment
Company Act for determining the permissible level of such commissions.

         (f) Subject to the  foregoing  provisions  of this  paragraph  "7",  OFI may also  consider  sales of Fund shares and shares of other investment  companies managed by OFI or its affiliates as a factor in the selection of broker-dealers  for the
Fund's portfolio transactions.

 8.      Duration.

         This Agreement will take effect on the date first set forth above.  Unless earlier  terminated  pursuant to paragraph
9 hereof,  this  Agreement  shall remain in effect  until two years from the date of execution  hereof,  and  thereafter  will continue in effect from year to year, so long as such  continuance  shall be approved at least annually by the Fund's Board of
Trustees,  including  the  vote of the  majority  of the  trustees  of the  Fund  who are not  parties  to this  Agreement  or
"interested  persons" (as defined in the  Investment  Company Act) of any such party,  cast in person at a meeting  called for the purpose of voting on such approval,  or by the holders of a "majority"  (as defined in the Investment  Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.       Termination.

         This  Agreement  may be  terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days' written notice  (which  notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty days'  written notice to OFI (which  notice may be waived by OFI) provided  that such  termination  by the Fund shall be directed or approved by the vote of a majority  of all of the  Trustees  of the Fund then in office or by the vote of the  holders of a  "majority"
(as defined in the Investment Company Act) of the outstanding voting securities of the Fund.

10.      Assignment or Amendment.

         This Agreement may not be amended without the  affirmative  vote or written consent of the holders of a "majority" of the  outstanding  voting  securities  of the Fund,  and shall  automatically  and  immediately  terminate  in the event of its
"assignment," as defined in the Investment Company Act.

11.      Disclaimer of Shareholder Liability.

         OFI  understands  that the  obligations  of the Fund  under  this  Agreement  are not  binding  upon any  Trustee  or shareholder of the Fund personally,  but bind only the Fund and the Fund's property.  OFI represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

12.      Definitions.

         The terms and  provisions  of this  Agreement  shall be  interpreted  and  defined  in a manner  consistent  with the provisions and definitions of the Investment Company Act.

                                                              OFI Tremont Market Neutral Hedge Fund

                                                              By:   _______________________
                                                                       Robert G. Zack
                                                                       Secretary

                                                               OPPENHEIMERFUNDS, INC.

                                                              By:   ______________________
                                                                       Katherine P. Feld
                                                                       Vice President